Exhibit 99.1
August 8, 2023 KBW Community Bank Investor Conference 1

Forward Looking Statements 2 In addition to historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations of the Company and the Bank include, but are not limited to, the following: the concentration of our business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market; adequacy of our allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with our held-to-maturity and available-for-sale securities portfolios; deterioration of our asset quality; future performance of our loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, interest rate and operational risks associated with our business; changes in our financial condition or results of operations that reduce capital; our ability to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing and savings habits; inflation and changes in interest rates that may reduce our margins or reduce the fair value of financial instruments; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; additional risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; changes in the financial condition or future prospects of issuers of securities that we own; our ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts (such as the ongoing war between Russia and Ukraine) or public health events (such as COVID-19), and of governmental and societal responses thereto; technological risks and developments, and cyber threats, attacks, or events; the additional requirements of being a public company; changes in accounting policies and practices; our ability to successfully capitalize on growth opportunities; our ability to retain key employees; deteriorating economic conditions, either nationally or in our market area, including higher unemployment and lower real estate values; implications of our status as a smaller reporting company and as an emerging growth company; and other factors discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Use of Non-GAAP Financial Measures This presentation contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. Management believes that the supplemental non-GAAP information provides a better comparison of the impact of unrealized losses on the Company’s bond portfolio on the Bank’s book value and regulatory capital ratios. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.

3 Franchise Overview Financial Highlights Credit & Asset Quality Funding & Liquidity Appendices

Company Overview 4  John Marshall Bank is a growth-oriented commercial bank headquartered in Reston, Virginia  Established in 2006, the Company has grown organically to $2.4 billion in assets  Seasoned executive team with decades of in-market banking experience  Strategy emphasizes growth in loans, core funding, and profitability while maintaining strong asset quality and delivering tailored banking services – Hire experienced commercial banking and business development officers – Enhance customer experience by leveraging digital platform – Commercially-oriented bank with focus on deposit-rich industry segments – Diversify loan portfolio and improve funding mix – Grow non-interest income – Continue to leverage existing infrastructure, uphold rigorous expense control and drive profitability – Maintain financial and credit quality discipline

5 Investment Attributes Rewarding Our Shareholders Attractive Market Credit Discipline Prime for Future Growth Experienced Management

John Marshall Franchise

Corporate Overview

- ★ Bank commenced operations in April 2006
- ★ $22 million recapitalization completed in 2008
- ★ Holding company formed March 1, 2017
- ★ Chris Bergstrom named President and CEO April 30, 2018
- ★ Building value by delivering tailored banking services and exceptional client experiences
- ★ Commercially-oriented bank targeting:
  - Small to medium-sized businesses
  - Builders / developers
  - Professionals
  - Nonprofits / associations / private schools
  - Health services
  - Title / property management
  - Government contractors
- ★ 8 full service banking centers serving over 12,000 accounts
- ★ 144 FTE employees as of June 30, 2023

Financial Highlights

($ in millions)	Year Ended December 31, 2020	2021	2022	YTD 2023
Balance Sheet				
Total Assets	$1,885	$2,149	$2,348	$2,364
Gross Loans	1,563	1,666	1,785	1,765
Total Deposits	1,640	1,882	2,068	2,046
Loans / Deposits	95%	89%	86%	86%
Capital (Bank level)				
Common Equity / Assets	11.1%	10.8%	10.0%	10.2%
Tier 1 Leverage Ratio	11.0%	11.0%	11.3%	11.6%
Total Risk-Based Capital Ratio	14.6%	15.3%	15.6%	16.1%
Profitability				
Net Income	$18,526	$25,461	$31,803	$10,794
ROAA	1.06%	1.25%	1.40%	0.93%
ROAE	10.49%	12.90%	15.18%	9.85%
Net Interest Margin	3.32%	3.29%	3.16%	2.33%
Non-interest Expense / Average Assets	1.67%	1.58%	1.40%	1.34%
Efficiency Ratio	49.9%	47.7%	44.2%	56.3%
Asset Quality				
NPAs / Assets	0.00%	0.00%	0.00%	0.00%
Allowance for Credit Losses / NPLs	N/M	N/M	N/M	N/M
Allowance for Credit Losses / Gross Loans	1.09%	1.20%	1.13%	1.17%
NCOs / Average Loans	0.00%	0.01%	0.00%	0.00%

December 31, 2020 and December 31, 2021 allowance for loan losses / gross loans excludes guaranteed PPP loans. The Company adopted the CECL standard for measuring credit losses on January 1, 2023.

YTD 2023 profitability figures are for the six months ended 6/30/2023.

JOHN MARSHALL BANCORP, INC.
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7 Selective FinTech partnerships provide operating leverage and fuel additional growth Customer Experience Operating Efficiencies Risk Mitigation FinTech Partnership Benefits Various FinTech Partnerships Leveraging Technology

8 Executive Leadership Chris Bergstrom President & CEO Chris Bergstrom has over 41 years of experience in the banking industry. Before joining John Marshall Bank, Mr. Bergstrom served in a variety of executive positions during 19 years with Cardinal Financial Corporation and Cardinal Bank, most recently serving as President and Chief Executive Officer from October 2015 until United Bankshares, Inc.’s acquisition of Cardinal in April 2017. He was also President of United Bank from April 2017 to April 2018. Mr. Bergstrom recently served as the Chairman of the Board of the Virginia Bankers Association. Mr. Bergstrom received his Master of Science in Finance from Virginia Commonwealth University and a Bachelors of Business Administration degree from James Madison University. Kent Carstater SEVP, Chief Financial Officer Andy Peden SEVP, Chief Banking Officer Andrew Peden is the Chief Banking Officer at John Marshall Bank, and was the Chief Lending Officer for four years before being promoted to his current position. Prior to joining JMB, he had over 18 years of banking experience, all but one year with Cardinal Bank. Mr. Peden received a Bachelor of Science degree in business from the University of Richmond – Robins School of Business. He is involved in both the business and local community, by serving on the Board of the VBA Management Services, Inc., a subsidiary of the VBA, and as a volunteer youth sports coach in Arlington, VA. Kent Carstater has over 25 years of financial services experience. He has responsibility for accounting, financial, human resources, information technology, investor relations and risk management operations. Mr. Carstater also chairs the Company’s Asset/Liability management committee. He has over 25 years of financial services experience. He joined John Marshall Bank in July 2016 as Senior Vice President of Market Risk Management, overseeing the Bank’s liquidity, asset/liability, investment, capital planning and strategic planning functions. From 2012 to 2016, Mr. Carstater served as a Senior Vice President and Treasurer at the Bank of Georgetown. In that role, he was responsible for financial and risk management, investor relations, capital markets activities and strategic planning. Prior to becoming a commercial banker in 2012, he advised community bank executives on strategic matters as an investment banker and founded a private equity firm focused on investing in financial institutions. Mr. Carstater earned his Bachelors of Science from Virginia Tech in Finance and Masters of Business Administration from the Darden School of Business at the University of Virginia.

9 Executive Leadership Jason McDonough EVP, Chief Lending Officer Jason McDonough has over 17 years of banking experience, including over 5 years at John Marshall Bank and 11 years with Cardinal Bank. He has a background in both retail and commercial banking including 10 years as a Commercial Lender specializing in Real Estate Lending. Mr. McDonough most recently served as the Director of Commercial Real Estate Lending at JMB prior to his promotion to Chief Lending Officer. He received a Bachelor of Science from Virginia Tech 2006 and a Masters in Real Estate Development from George Mason University in 2015, where he was named Most Outstanding Student, before going on to co-found the program’s Alumni Association. He is also an Honors Graduate of the Virginia Bankers School of Bank Management. Mr. McDonough has served on the Board of Directors of HomeAid Northern Virginia, a local not-for-profit organization, for the past 8 years and as Board President in 2020. In 2023 Mr. McDonough was named to the VBA Board of Trustees and was also named to the Loudon 40 under 40 list, which recognizes rising business and community leaders in Loudon County. An active member of the South Loudoun County community, Mr. McDonough joined the Loudoun South Little League Board of Directors in 2022 and volunteers much of his time to coaching youth athletics. Sheila Yosufy EVP, Director of Sales Sheila Yosufy has over 20 years of banking experience. She has been with John Marshall Bank for over four years and most recently served as Senior Vice President – Director of Business Development before her promotion to Executive Vice President – Director of Sales. Prior to joining John Marshall Bank, Ms. Yosufy spent eleven years at Cardinal Bank where she served as the Senior Vice President of their commercial division. She earned a Bachelor of Business Administration degree in International Business from Marymount University. In addition, she earned her Masters in Business Administration from Marymount University. She currently serves on the Board of the Northern Virginia Chamber of Commerce. Ms. Yosufy is a graduate of the VBA School of Bank Management and Leadership Arlington Signature Program Class of 2015, where she was also recognized as the Leadership Arlington 40 under 40 Honoree. Kelly Bell EVP, Chief Operating Officer Kelly Bell has over 30 years of community banking experience, 23 of those years serving the Washington metropolitan area. She has served several roles at John Marshall Bank, including Executive Vice President, Director of Retail Banking and Treasury Services. Prior to joining John Marshall Bank, Ms. Bell spent three years as Senior Vice President, Director of Retail Banking at Cardinal Bank, and 13 years of increasing roles of responsibility at Virginia Commerce Bank. Ms. Bell is a graduate of the Virginia Bankers Association School of Bank Management.

10 Banking Center Footprint • Eight regional banking centers serve as business development hubs. • Approximately 97% of the Bank’s deposit dollars are collected electronically. District of Columbia: 1625 K Street, NW

11 Attractive Metro Markets Median Household Income $ (2023) Projected Population Growth % (2023-2028) Educational Attainment % (>=Bachelors Degree) Unemployment Rate % (May 2023, NSA) 128,024 117,952 92,662 86,611 83,193 81,625 4.99 2.72 0.77 0.54 (0.45) (0.45) 53.4 51.8 43.6 40.6 38.4 37.1 2.6 3.3 3.5 3.8 4.1 4.5 Sources: S&P Global Market Intelligence, Bureau of Economic Analysis and data.census.gov Blue line represents the average of the six metro markets shown

12 Market Growth + Consolidation = Unique Opportunity Data as of: 6/30/2013 Data as of: 6/30/2022

13 Franchise Overview Financial Highlights Credit & Asset Quality Funding & Liquidity Appendices

14 Second Quarter 2023 Highlights  Pristine Asset Quality o 15th consecutive quarter with no loans more than 30 days past due, non-accruing loans, or OREO. o As of June 30, 2023, there were no loans greater than 10 days past due. o There were no charge-offs during the quarter.  Significant Liquidity o The Company’s liquidity position, defined as the sum of cash, unencumbered securities and available secured borrowing capacity, totaled $839.4 million representing 35.5% of total assets. o The Company’s liquidity position represented 120% of uninsured, non-collateralized deposits up from 113% at March 31, 2023.  Profitability o Annualized ROAA and ROAE for the three months ended June 30, 2023 was 0.77% and 8.13%, respectively. o The Company’s profitability has been impacted by the significant increase in short-term rates that affected funding costs. Long-term profitability will be positively impacted by the restructuring, as discussed below, and anticipated loan growth.  Restructuring o On July 17, 2023, the Company sold $161.7 million in lower-yielding available-for-sale investment securities and redeemed $21.4 million of bank owned life insurance assets (the “restructuring”), resulting in a non-recurring, after-tax loss of $14.6 million. o The proceeds from the restructuring will be reinvested in higher yielding assets with an expected after-tax loss earn back of less than 3 years. o Upon completion of the sale, the Company’s fixed income portfolio has an estimated weighted average life of 4.6 years and the available-for-sale portfolio has an estimated weighted average life of 3.2 years. Nearly 65% of the remaining portfolio is invested in amortizing bonds and is expected to return, on average, $2.5 million in cash flows each month.

$1,163 $1,326 $1,563 $1,666 $1,785 $1,690 $1,765 2018 2019 2020 2021 2022 1H22 1H23 15 Historical Growth Total Deposits ($MM) $1,138 $1,309 $1,640 $1,882 $2,068 $2,044 $2,046 2018 2019 2020 2021 2022 1H22 1H23 Total Assets ($MM) $1,395 $1,582 $1,885 $2,149 $2,348 $2,316 $2,364 2018 2019 2020 2021 2022 1H22 1H23 Total Gross Loans ($MM) 1st half figures reflect balances at the first six months ended of each year.

16 Loan Portfolio Composition CRE - Owner Occupied 20.4% CRE - Non-owner Occupied 37.0% Multifamily 4.9% Commercial 2.3% Residential Real Estate 25.2% Commercial Construction & Development 5.9% Residential Construction & Development 4.3% $ Change vs (Dollars in thousands) Q2 2023 Q1 2023 Q2 2022 CRE - Non-owner Occupied $ 654,623 $ (6,117) $ 56,122 CRE - Owner Occupied 360,859 (2,636) (17,598) Multifamily 86,061 (2,609) (20,175) Commercial 40,289 (1,050) (7,589) Commercial Construction & Development 104,483 5,220 2,476 Residential Construction & Development 75,173 (5,170) (12,464) Residential Real Estate 443,305 10,229 74,935 Consumer 646 322 (5) Total Loans $ 1,765,439 $ (1,811) $ 75,702 • The Company’s loan pipeline headed into the third quarter of 2023 is robust and gaining momentum. We are seeing increased lending opportunities that meet our underwriting standards and, in many cases, fewer competitors for those loans as some market participants have scaled back lending efforts. • The Company remains steadfast in adhering to our strict underwriting standards and the diligent management of the portfolio. • Tax-equivalent yield on total loans of 4.78% for the three months ended June 30, 2023. Data as of 6/30/2023.

Strength in CRE Loan Portfolio

CRE - Owner Occupied

Asset Class	Weighted Average Loan-to-Value[(1)]	Weighted Average Debt Service Coverage Ratio[(2)]	Number of Total Loans	Principal Balance[(3)]
Office	61.0%	3.9x	129	$ 83,018
Retail	60.9%	2.7x	43	59,903
Warehouse	59.6%	2.3x	28	35,606
Church	34.0%	3.2x	18	38,017
Industrial	56.4%	4.8x	25	37,960
Other[(4)]	55.3%	3.2x	51	106,355
Total			**294**	**$ 360,859**

CRE - Non-owner Occupied

Asset Class	Weighted Average Loan-to-Value[(1)]	Weighted Average Debt Service Coverage Ratio[(2)]	Number of Total Loans	Principal Balance[(3)]
Office	49.1%	1.9x	66	$ 124,532
Retail	51.9%	2.0x	141	381,009
Warehouse	47.1%	2.7x	23	32,565
Hotel/Motel	61.0%	1.9x	7	39,590
Industrial	52.7%	5.5x	14	53,347
Other[(4)]	50.4%	1.8x	15	23,580
Total			**266**	**$ 654,623**

(1) Loan-to-value is determined at origination date and is divided by principal balance as of June 30, 2023.
(2) The debt service coverage ratio ("DSCR") is calculated from the primary source of repayment for the loan. Owner occupied DSCR's are derived from cash flows from the owner occupant's business, property and their guarantors, while non-owner occupied DSCR's are derived from the net operating income of the property.
(3) Principal balance excludes deferred fees or costs. Dollars in thousands.
(4) Other asset class is primarily comprised of schools, daycares and country clubs.

Data as of 6/30/2023.

JOHN MARSHALL BANCORP, INC.
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18 Bond Portfolio – Post Restructuring Conservative, High Quality, and Liquid Securities Portfolio • 96.3% of the amortized cost of the debt securities portfolio has an explicit or implicit guaranteed from the federal government • All of the Company’s municipal bonds have a credit rating of AA or better. Data as of 7/31/2023. U.S Treasuries and Gov't Agencies, 34.1% Agency Mortgage-Backed and Asset-Backed, 62.2% Municipal, 2.7% Corporate bonds, 1.0% Portfolio Mix - Amortized Cost Debt Securities Portfolio as of July 31, 2023 (Dollars in thousands) Amortized Cost Estimated Fair Value Held-to-maturity U.S. Treasuries $ 6,000 $ 5,188 U.S. government and federal agencies 35,481 29,390 Collateralized mortgage obligations 20,150 15,674 Municipal 6,064 4,809 Mortgage-backed 29,379 23,695 Total Held-to-maturity Securities $ 97,074 $ 78,756 Available-for-sale U.S. Treasuries $ 44,747 $ 42,087 U.S. government and federal agencies 13,802 12,912 Corporate bonds 3,000 2,429 Collateralized mortgage obligations 42,193 35,114 Municipal 1,987 1,820 Mortgage-backed 90,649 82,372 Total Available-for-sale Securities $ 196,378 $ 176,734 Total Debt Securities $ 293,452 $ 255,490

19 Performance Measures ROAA (%) ROAE (%) Overhead / Average Assets (%) Book Value per Share excluding AOCI1 ($) 0.95% 1.08% 1.06% 1.25% 1.40% 1.41% 0.93% 2018 2019 2020 2021 2022 1H22 1H23 8.98% 10.41%10.49% 12.90% 15.18% 15.02% 9.85% 2018 2019 2020 2021 2022 1H22 1H23 $11.08 $12.28 $13.40 $15.20 $17.13 $16.00 $17.52 2018 2019 2020 2021 2022 1H22 1H23 BVPS BVPS ex. AOCI (1) Book value per share excluding AOCI is a Non-GAAP financial measure. See reconciliation to most directly comparable GAAP measure in “Appendix – Reconciliation of Non-GAAP Disclosures”. 1ST half figures reflect amounts at or for the first six months ended of each year. BVPS ex. AOCI represents book value per share excluding impacts from Accumulated Other Comprehensive Income 2.15% 2.23% 1.95% 1.67% 1.58% 1.49% 1.34% 2018 2019 2020 2021 2022 1H22 1H23

Non-Interest Income Initiatives

($ in thousands)	Non-Interest Income Year Ended December 31, 2020	2021	2022	3-year CAGR	1H 22	1H 23	% Change
Service Charges on Deposit Accounts:							
Overdrawn Account Fees	$ 71	$ 76	$ 88	7.4%	$ 41	$ 35	-14.6%
Account Service Fees	166	186	236	12.4%	120	119	-0.8%
Other Service Charges and Fees:							
Interchange Income	310	379	409	9.7%	198	203	2.5%
Credit Card Profit Share Program	20	29	82	60.1%	44	47	6.8%
Wire Fee Income	64	80	115	21.6%	55	60	9.1%
Other Charges and Fees	6	(11)	50	102.7%	(3)	207	N/M
Bankers Insurance Commissions	55	284	382	90.8%	265	256	-3.4%
Bank Owned Life Insurance	469	411	544	5.1%	190	201	5.8%
Swap Fee Income	-	-	127	N/M	-	91	N/M
Gain on Sale of Government Guaranteed Loans	-	-	-	N/M	-	23	N/M
Other Operating Income (Loss)	3	52	12	N/M	5	23	N/M
Core Non-Interest Income	**$ 1,164**	**$ 1,486**	**$ 2,045**	**20.66%**	**$ 915**	**$ 1,265**	**38.3%**
Net Gains (Losses) on Securities	309	10	-	N/M	-	(202)	N/M
Net Gains (Losses) on Premises and Equipment	44	29	-	N/M	(1)	16	N/M
Non-qualified Deferred Compensation MTM	96	194	(354)	N/M	(391)	172	N/M
Other Non-Interest Income	**$ 449**	**$ 233**	**$ (354)**		**$ (392)**	**$ (14)**	
Total Non-interest Income	**$ 1,613**	**$ 1,719**	**$ 1,691**		**$ 523**	**$ 1,251**	

Annuity Revenue Streams

- ★ **Bankers Insurance: K-1 income, commissions and bonus payments**
  - Annuity model with next year's commissions building on the current year's
- ★ **Purchase Card / Credit Card**
  - Revenue share annuity business with provider
- ★ **Merchant Bankcard**
  - Annuity business with three high-quality service providers

New Revenue Streams for Further Diversification

- ★ **Sale of Guaranteed Portion of SBA Loans**
  - First SBA loan sale completed during Q2 2023.
  - The Company is accelerating activity in this business line and intends to become a preferred lender, which will streamline the SBA borrowing process for our existing and potential customers and thereby increase loan and deposit balances and fee income.
- ★ **Swap Fee Income**
  - Income that is recognizable immediately while giving loan customers additional flexibility.

1ST half figures reflect amounts for the first six months of each year.

JOHN MARSHALL BANCORP, INC.
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21 Superior Long-term Returns -60 -40 -20 0 20 40 60 80 100 120 1/4/19 7/4/19 1/4/20 7/4/20 1/4/21 7/4/21 1/4/22 7/4/22 1/4/23 7/4/23 1/1/2019 - 8/1/2023 Price Return (%) JMSB Price Appreciation S&P U.S. Small Cap Banks Index Price Appreciation

22 Franchise Overview Financial Highlights Credit & Asset Quality Funding & Liquidity Appendices

407% 379% 411% 413% 403% 384% 367% 365% 340% 335% 338% 319% 316% 148% 120% 126% 126% 130% 121% 111% 109% 94% 84% 73% 62% 62% 23 Decreasing Concentration • $1.765B in gross loans held for investment as of 6/30/2023 • 85.0% of credit exposure is within the DC MSA as of 6/30/2023 • No equity capital issuance since November 2013 Acquisition, Development & Construction Loans as a percentage of Total Risk-Based Capital Commercial Real Estate (Investor) Loans as a percentage of Total Risk-Based Capital CRE Investor Portfolio has grown 19.3% over the past 36 months; below 50% regulatory threshold. $22.5MM of subordinated debt became Bank capital

24 Disciplined Credit Culture Asset Quality Capital Allowance for Credit Losses • Historically, the Bank has exhibited excellent loan quality with low levels of classified loans • No NPAs, NPLs or loans 30+ day PD for the fifteenth consecutive quarter • “Well-Capitalized” under Basel III • Stress testing on a quarterly basis • Holding company provides capital alternatives • Conservative reserve methodology • ACL of 1.17% of loans Diversification Market Analysis Stress Testing • CRE portfolio is diversified among retail, multifamily, restaurants, shopping centers, churches, warehouses and other loan types • ADC and CRE concentrations have been reduced from 148% and 407%, respectively, at 9/30/2017 (post-subordinated debt) to 62% and 316%. • Bank receives market analysis, both on a national and local basis from a variety of sources • Bank utilizes a rigorous third party loan review program • Quarterly stress testing of LTV and debt service coverage ratios • Targeted stress testing completed over CRE portfolio to assess changes in LTV when stressing collateral values and DSCR changes upon future repricing. Credit Selection Board Oversight Leverage Technology • RMs focus on experienced business owners with financial capacity • Relatively low individual officer discretionary loan authority levels; committee approval • Concentration and monitoring information provided to the Board at least quarterly • Utilize bank-specific CRM application to increase efficiency and optimize loan process management • Utilize leading construction finance management software Unless indicated otherwise, data as of 6/30/2023.

25 Credit Quality 1.6x 7.9x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x Nonperforming Assets¹ / Assets (%) Net Charge-Offs / Loans (%) Reserves / Nonperforming Loans (%) Texas Ratio (%)3 NM2 0.32% 0.01% 0.09%0.03% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.50% 1.00% 0.08% 0.33% 0.07% 0.03% 0.01% 0.00% 0.01% 0.00% 0.00% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% NM2 1.7% 2.5% 0.0% 0.7% 0.2% 0.0% 0.0% 0.0% 0.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% (1) Nonperforming assets include nonaccrual loans and leases, and foreclosed or repossessed assets (2) Reserves / NPLs (%) greater than 1,000% due to no or immaterial non-performing loans (3) Defined as nonperforming assets plus loans 90+ days past due, divided by tangible common equity plus loan loss reserve

26 Franchise Overview Financial Highlights Credit & Asset Quality Funding & Liquidity Appendices

27 Deposit Composition Data as of 6/30/2023 • Cost of deposits was 2.06% for the six months ended June 30, 2023 • Average length of relationship is approximately 6 years Non-Interest Bearing Demand 21.2% NOW 15.2% Money Market 16.7% Savings 3.4% Certificates of Deposit 23.6% QwickRate Certificates of Deposit 0.6% Intrafi Certificates of Deposit 2.4% Brokered Deposits 16.9% NOW and Money Market includes IntraFi accounts.

28 Sources of Liquidity Dollars in millions As of June 30, 2023 Total Available Amount Used Net Availability Internal Sources: Cash $ 129.6 $ - $ 129.6 Unencumbered Securities, at Fair Value 233.7 - 233.7 External Sources: Federal Home Loan Bank 451.1 - 451.1 Federal Reserve Bank - BIC 25.0 - 25.0 Total Liquidity $ 839.4 $ - $ 839.4 Uninsured or Unsecured Deposits $ 697.0 Liquidity / Uninsured or Unsecured Deposits 120% • If the Company were to avail itself of additional Bank Term Funding Program funding, our liquidity position would increase approximately $29.1 million, increasing our potential liquidity to $868.5 million or 125% of uninsured or unsecured deposits as of June 30, 2023. • In addition to available secured borrowing capacity, the Bank had available federal funds lines of $110.0 million at June 30, 2023. • Core deposits as a percentage of total interest-earning assets was 95.3% as of June 30, 2023. • Stress testing is performed quarterly with assumptions inclusive of both systemic and idiosyncratic risks. • Stress testing performed as of June 30, 2023 demonstrates a strong liquidity position with adequate liquidity in all tested scenarios.

Strong Capital Ratios


Bank Regulatory Capital Ratios (As Reported)
Ratios (%)
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Leverage ratio
Common equity tier 1 ratio
Tier 1 risk-based capital
Total risk-based capital ratio
Well-Capitalized Threshold
June 30, 2022
December 31, 2022
June 30, 2023


Adjusted Bank Regulatory Capital Ratios (Non-GAAP[1])
Ratios (%)
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Well-Capitalized Threshold
June 30, 2023
December 31, 2022
June 30, 2022
Leverage ratio
Common equity tier 1 ratio
Tier 1 risk-based capital ratio
Total risk-based capital ratio

Highlights

- The Bank's capital ratios at June 30, 2023 improved when compared to June 30, 2022. We remain well above regulatory thresholds for well-capitalized banks.
- The Bank's capital ratios remain solid including total risk-based capital ratio of 16.1% and common equity tier 1 ratio of 15.0%.
- The Bank would continue to remain meaningfully above regulatory thresholds for well-capitalized banks at June 30, 2023 in the hypothetical scenario where the entire bond portfolio was sold at fair market value and the losses realized (Non-GAAP).

(1) The graph illustrates the impact of a sale of the Company's bond portfolio on the Bank's regulatory capital ratios and are Non-GAAP financial measures. See reconciliation to most directly comparable GAAP measure in "Appendix – Reconciliation of Non-GAAP Disclosures".

JOHN MARSHALL BANCORP, INC.
29

30 Franchise Overview Financial Highlights Credit & Asset Quality Funding & Liquidity Appendices

Historical Balance Sheet

($ in thousands)	2018	2019	2020	2021	2022	Q2 2023
	For the Year Ended December 31,					
ASSETS:						
Cash and Due from Banks	$ 7,853	$ 7,471	$ 8,228	$ 2,920	$ 6,583	$ 13,938
Fed Funds Sold	126	-	-	-	-	-
Deposits at Financial Institutions	93,716	87,019	130,229	102,879	55,016	115,613
Cash and Cash Equivalents	$ 101,695	$ 94,490	$ 138,457	$ 105,799	$ 61,599	$ 129,551
Available for Sale Securities	61,055	122,729	151,900	239,300	357,576	325,271
Held to Maturity Securities	36,177	-	-	105,509	99,415	97,453
Other Securities	7,403	7,619	6,643	6,820	6,540	7,230
Total Cash & Securities	$ 206,330	$ 224,838	$ 297,000	$ 457,428	$ 525,130	$ 559,505
Gross Loans Held for Investment (ex-PPP loans)	1,161,455	1,325,532	1,448,113	1,598,766	1,789,376	1,769,671
PPP Loans	-	-	114,411	67,703	132	130
Allowance for Loan Credit Losses	9,731	10,756	17,017	20,032	20,208	20,629
Total Net Loans	$ 1,151,724	$ 1,314,776	$ 1,545,507	$ 1,646,437	$ 1,769,300	$ 1,749,172
Real Estate Owned and Held for Investment	379	-	-	-	-	-
Fixed Assets	2,852	2,318	2,422	1,620	1,219	1,370
Interest Receivable	3,623	4,010	5,308	4,943	5,531	5,178
Bank-owned Life Insurance	19,617	20,118	20,587	20,998	21,170	21,371
Other Assets	10,096	15,823	14,672	17,883	25,885	27,654
Total Other Assets	36,567	42,269	42,989	45,444	53,805	55,573
Total Assets	**$ 1,394,621**	**$ 1,581,883**	**$ 1,885,496**	**$ 2,149,309**	**$ 2,348,235**	**$ 2,364,250**
LIABILITIES:						
Total Deposits	$ 1,138,368	$ 1,308,704	$ 1,640,120	$ 1,881,553	$ 2,067,740	$ 2,046,309
FHLB Borrowings	68,500	62,000	22,000	18,000	-	-
Fed Funds Purchased	15,001	12,000	-	-	25,500	-
Federal Reserve Bank borrowings	-	-	-	-	-	54,000
Repurchase Agreements	-	-	-	-	-	-
Total Subordinated Debt	24,581	24,630	24,679	24,728	24,624	24,666
Total Debt	$ 108,082	$ 98,630	$ 46,679	$ 42,728	$ 50,124	$ 78,666
Total Other Liabilities	6,153	12,567	12,616	16,558	17,571	20,305
Total Liabilities	**$ 1,252,603**	**$ 1,419,901**	**$ 1,699,415**	**$ 1,940,839**	**$ 2,135,435**	**$ 2,145,280**
EQUITY:						
Common Equity	$ 142,018	$ 161,982	$ 186,081	$ 208,470	$ 212,800	$ 218,970
Accumulated Other Comprehensive Income (Loss)	(955)	777	3,786	(400)	(28,697)	(28,575)
Total Liabilities & Equity	**$ 1,394,621**	**$ 1,581,883**	**$ 1,885,496**	**$ 2,149,309**	**$ 2,348,235**	**$ 2,364,250**

JOHN MARSHALL BANCORP, INC.
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Historical Income Statement

($ in thousands, except per share data)	2018	2019	2020	2021	2022	Six Months Ended June 30, 2023
	For the Year Ended December 31,					
Interest and dividend income	$ 57,890	$ 68,990	$ 72,446	$ 74,119	$ 84,066	$ 47,908
Interest expense	14,190	20,322	15,607	8,211	13,645	21,430
Net interest income	$ 43,700	$ 48,668	$ 56,839	$ 65,908	$ 70,421	$ 26,478
Provision for (recovery of) credit losses	1,069	1,170	6,217	3,105	175	(1,642)
Net interest income after provision for (recovery of) credit losses	$ 42,631	$ 47,498	$ 50,622	$ 62,803	$ 70,246	$ 28,120
Service charges on deposit accounts	$ 318	$ 299	$ 237	$ 262	$ 324	$ 154
Bank owned life insurance	525	501	469	411	544	201
Other service charges and fees	384	437	400	477	656	517
Gains (Losses) on securities	-	14	309	10	-	(202)
Insurance commissions	-	40	55	284	382	256
Gain on sale of government guaranteed loans	-	-	-	-	-	23
Non-qualified deferred compensation MTM	(17)	40	96	194	(354)	172
Other operating income	27	4	47	81	139	130
Total non-interest income	$ 1,237	$ 1,335	$ 1,613	$ 1,719	$ 1,691	$ 1,251
Salaries and employee benefits	$ 18,327	$ 18,012	$ 18,167	$ 20,411	$ 20,190	$ 9,877
Occupancy expense of premises	2,030	2,179	1,950	1,985	1,893	918
Furniture and equipment expenses	1,307	1,420	1,626	1,436	1,325	600
Other real estate owned expenses	5	-	-	-	-	-
Other operating expenses	6,853	7,090	7,420	8,430	8,466	4,206
Total non-interest expenses	$ 28,522	$ 28,701	$ 29,163	$ 32,262	$ 31,874	$ 15,601
Net Income before income taxes	15,346	20,132	23,072	32,260	40,063	13,770
Income tax expense	3,172	4,211	4,546	6,799	8,260	2,976
Net income	$ 12,174	$ 15,921	$ 18,526	$ 25,461	$ 31,803	$ 10,794
Earnings per share, diluted	$ 0.89	$ 1.17	$ 1.35	$ 1.83	$ 2.25	$ 0.76

JOHN MARSHALL BANCORP, INC.
32

Reconciliation of Non-GAAP Disclosures

John Marshall Bancorp, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (unaudited)
(Dollar amounts in thousands)

	As of June 30, 2023	As of December 31, 2022	As of June 30, 2022
Regulatory Ratios (Bank)			
Total risk-based capital (GAAP)	$ 291,262	$ 283,471	$ 265,874
Less: Unrealized losses on available-for-sale securities, net of tax benefit [1]	28,770	28,942	17,237
Less: Unrealized losses on held-to-maturity securities, net of tax benefit [1]	14,077	14,421	10,588
Total risk-based capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$ 248,415	$ 240,108	$ 238,049
Tier 1 capital (GAAP)	$ 271,209	$ 262,960	$ 245,489
Less: Unrealized losses on available-for-sale securities, net of tax benefit [1]	28,770	28,942	17,237
Less: Unrealized losses on held-to-maturity securities, net of tax benefit [1]	14,077	14,421	10,588
Tier 1 capital, excluding unrealized losses on available-for-sale and held-to-maturity securities, net of tax benefit (Non-GAAP)	$ 228,362	$ 219,597	$ 217,664
Risk weighted assets (GAAP)	$ 1,813,541	$ 1,819,305	$ 1,757,891
Less: Risk weighted available-for-sale securities	56,621	60,894	59,353
Less: Risk weighted held-to-maturity securities	17,425	17,762	18,268
Risk weighted assets, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$ 1,739,495	$ 1,740,649	$ 1,680,270
Total assets for leverage ratio (GAAP)	$ 2,343,457	$ 2,327,939	$ 2,237,633
Less: Average available-for-sale securities	336,116	362,024	337,084
Less: Average held-to-maturity securities	98,091	100,050	103,305
Total assets for leverage ratio, excluding available-for-sale and held-to-maturity securities (Non-GAAP)	$ 1,909,250	$ 1,865,865	$ 1,797,244
Total risk-based capital ratio [2]			
Total risk-based capital ratio (GAAP)	16.1 %	15.6 %	15.1 %
Total risk-based capital ratio (Non-GAAP)	14.3 %	13.8 %	14.2 %
Tier 1 capital ratio [3]			
Tier 1 risk-based capital ratio (GAAP)	15.0 %	14.4 %	14.0 %
Tier 1 risk-based capital ratio (Non-GAAP)	13.0 %	12.6 %	13.0 %
Common equity tier 1 ratio [4]			
Common equity tier 1 ratio (GAAP)	15.0 %	14.4 %	14.0 %
Common equity tier 1 ratio (Non-GAAP)	13.0 %	12.6 %	13.0 %
Leverage ratio [5]			
Leverage ratio (GAAP)	11.6 %	11.3 %	11.0 %
Leverage ratio (Non-GAAP)	12.0 %	11.8 %	12.1 %

(1) Includes tax benefit calculated using the federal statutory tax rate of 21%.
(2) The total risk-based capital ratio is calculated by dividing total risk-based capital by risk weighted assets.
(3) The tier 1 capital ratio is calculated by dividing tier 1 capital by risk weighted assets.
(4) The common equity tier 1 ratio is calculated by dividing tier 1 capital by risk weighted assets.
(5) The leverage ratio is calculated by dividing tier 1 capital by total average assets for leverage ratio.

JOHN MARSHALL BANCORP, INC.
33

34 Reconciliation of Non-GAAP Disclosures John Marshall Bancorp, Inc. Reconciliation of Certain Non-GAAP Financial Measures (unaudited) (Dollar amounts in thousands, except share and per share data) As of December 31, 2018 December 31, 2019 December 31, 2020 December 31, 2021 June 30, 2022 December 31, 2022 June 30, 2023 Book Value Per Share ex-Accumulated Other Comprehensive Income (Loss) Shareholders' Equity $ 142,018 $ 161,982 $ 186,081 $ 208,470 $ 207,530 $ 212,800 $ 218,970 Less: Accumulated Other Comprehensive Income (Loss) (955) 777 3,786 (400) (16,928) (28,697) (28,575) Shareholders' Equity excluding Accumulated Other Comprehensive Income (Loss) $ 142,973 $ 161,205 $ 182,295 $ 208,870 $ 224,458 $ 241,497 $ 247,545 Shares Outstanding 12,900,125 13,127,661 13,606,558 13,745,598 14,026,589 14,098,986 14,126,138 Book Value Per Share (GAAP) $ 11.01 $ 12.34 $ 13.68 $ 15.17 $ 14.80 $ 15.09 $ 15.50 Book Value Per Share excluding Accumulated Other Comprehensive Income (Loss) (Non-GAAP) $ 11.08 $ 12.28 $ 13.40 $ 15.20 $ 16.00 $ 17.13 $ 17.52